Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated October 14, 2020, relating to the balance sheet of KINS Technology Group Inc as of July 27, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 20, 2020 (inception) through July 27, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 8, 2020